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                                                                     EXHIBIT 5.1

                                                               Broomfield, CO
                                                               720 566-4000

                                                               Kirkland, WA
                                                               425 893-7700

                                                               Menlo Park, CA
                                                               650 843-5100

                                                               Reston, VA
                                                               703 456-8000

                                                               San Diego, CA
                                                               858 550-6000

                                                               San Francisco, CA
                                                               415 693-2000



                           [Cooley Godward Letterhead]

January 24, 2001                                   www.cooley.com


inSilicon Corporation
411 East Plumeria Drive
San Jose, California 95134


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by inSilicon Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 177,930 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its Xentec Employee Retention Plan (the "Stock Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Stock Plan, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,


COOLEY GODWARD LLP

By:   /s/ James F. Fulton, Jr.
   ----------------------------------
          James F. Fulton, Jr.